EXHIBIT 8

     LIST OF SUBSIDIARIES

		Bank’s Participation as at December 31, 2003
	Country of
Primary Operating Area	incorporation	Direct	Indirect	Total
International banking activities
Atlantic Bank of New York	USA	100.00%	—	100.00%
National Bank of Greece (Canada)	Canada	100.00%	—	100.00%
The South African Bank of Athens Ltd.	South Africa	88.69%	10.61%	99.30%
National Bank of Greece Cyprus Ltd.	Cyprus	100.00%	—	100.00%
Stopanska Banka A.D.	FYROM	71.20%	—	71.20%
United Bulgarian Bank (UBB)	Bulgaria	89.91%	—	89.91%
Banka Romaneasca	Romania	81.65%	—	81.65%
Investment banking and venture capital
NBG Venture Capital S.A.	Greece	—	100.00%	100.00%
National Development of Northern Greece S.A.	Greece	65.00%	—	65.00%
NBG Balkan Fund Ltd.	Cyprus	100.00%	—	100.00%
NBG Greek Fund Ltd.	Cyprus	100.00%	—	100.00%
ETEBA Emerging Markets Fund Ltd.	Cyprus	100.00%	—	100.00%
ETEBA Estate Fund Ltd.	Cyprus	100.00%	—	100.00%
ETEBA Venture Capital Management S.A.	Cyprus	100.00%	—	100.00%
NBG International	UK	100.00%	—	100.00%
ETEBA Bulgaria A.D. Sofia	Bulgaria	92.00%	8.00%	100.00%
ETEBA Romania S.A.	Romania	100.00%	—	100.00%
ETEBA Advisory	Romania	—	100.00%	100.00%
Innovative Ventures S.A. (I-Ven)	Greece	—	100.00%	100.00%
Financial Services
National Securities S.A.	Greece	100.00%	—	100.00%
Ethniki Kefalaiou S.A.	Greece	100.00%	—	100.00%
Diethniki S.A.	Greece	81.00%	19.00%	100.00%
National Management and Organization Company S.A.	Greece	100.00%	—	100.00%
Ethniki Leasing S.A.	Greece	93.33%	6.67%	100.00%
Ethniki Mutual Fund Management S.A.	Greece	100.00%	—	100.00%
National Securities Cyprus (Ethnosecurities)	Cyprus	—	100.00%	100.00%
NBGI Inc.	USA	—	100.00%	100.00%
NBGI Private Equity Limited	UK	—	100.00%	100.00%
NBG Finance	UK	100.00%	—	100.00%
NBG Funding Limited	UK	100.00%	—	100.00%
Interlease A.D. Sofia	Bulgaria	87.50%	—	87.50%
NBGI Jersey Ltd.	UK	—	100.00%	100.00%
NBG Luxembourg	Luxembourg	94.67%	5.33%	100.00%
NBG Luxfinance	Luxembourg	94.67%	5.33%	100.00%
NBG Asset Management	France	100.00%	—	100.00%
NBG International Asset Management	France	100.00%	—	100.00%
National Investment Company	Greece	36.42%	—	36.42%
Insurance
NBG Bancassurance S.A.	Greece	99.70%	0.30%	100.00%
Ethniki Hellenic General Insurance	Greece	76.00%	0.55%	76.55%
Business consulting
Ethnodata	Greece	98.41%	1.59%	100.00%
NBG Training Center S.A.	Greece	98.00%	2.00%	100.00%

		Bank’s Participation
	Country of
Primary Operating Area	incorporation	Direct	Indirect	Total
Selected non-banking participations
NBG Management Services	Cyprus	100.00%	—	100.00%
National Real Estate	Greece	79.60%	0.44%	80.04%
DIONISOS S.A.	Greece	—	99.81%	99.81%
KADMOS S.A.	Greece	100.00%	—	100.00%
EKTENEPOL Construction Company	Greece	—	100.00%	100.00%
Mortgage, Tourist PROTYPOS S.A.	Greece	—	100.00%	100.00%
GRAND HOTEL SUMMER PALACE S.A.	Greece	100.00%	—	100.00%
Hellenic Tourist Constructions S.A.	Greece	—	77.76%	77.76%
ASTIR PALACE VOULIAGMENIS S.A.	Greece	76.75%	0.83%	77.58%
ASTIR ALEXANDROUPOLIS S.A.	Greece	100.00%	—	100.00%
National Art S.A. (under liquidation)	Greece	100.00%	—	100.00%